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                                                                    Exhibit 10.8
                              EMPLOYMENT AGREEMENT
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     This Employment Agreement (the "Agreement") is made this 12th day of
February, 1999, by and between Activeworlds.com, Inc., a corporation organized under the laws of the State of Delaware, having its principal offices at 4
Middle Street, Newburyport, Massachusetts 01950 (the "Employer"), and Roland Vilett of Berkeley, California (the "Employee"). This Agreement supersedes any and all prior employment agreements between the Employer and Employee, whether written or oral, and the terms of such prior agreements shall hereafter be deemed to be null and void and of no continuing effect.

     WHEREAS, the Employer and Employee are desirous of entering into an Employment Agreement, to replace all prior employment agreements, whether written or oral, which have been entered into between the Employee and the Employer;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employer and the Employee agree as follows:

     1. Employment.  The Employer hereby agrees to employ the Employee, and the
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Employee hereby accepts employment, all upon the terms, conditions and covenants set forth in this Agreement.

     2. Duties.  The Employer hereby employs the Employee to serve as its Lead
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Computer Programmer and in such other capacities as Employer may request him to hold from time to time, with all powers and duties customarily associated with such positions. The Employee shall be required to devote an average of 40 hours per week to his duties hereunder.

     3. Term. Subject to Section 11, the term of this Agreement shall begin on
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the date hereof and, unless terminated sooner pursuant to Section 11, shall continue until January 20, 2005 (the "Term"). The Term shall automatically be renewed for an additional three (3) year period unless, not later than 90 days prior to the expiration of the Term, the party desiring to terminate this Agreement shall have notified the other in writing of its intention to terminate, which in the case of the Employer shall be authorized by the Employer's Board of Directors.

     4. Compensation and Benefits.
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        (a) In each year of this Agreement the Employer shall pay to the
Employee an annual base salary, which in the first year of the Term shall be in the amount of One Hundred Thousand Dollars ($100,000.00). In each subsequent year the base salary shall automatically be increased by ten percent (10%), from the amount of salary payable in the immediately preceding year or by such greater amount as is determined by the Board of Directors. In no event shall the annual base salary be reduced. The payment of the annual salary shall be made in accordance with the Employer's general payroll policies and shall be prorated for any partial years of employment hereunder. The Board of Directors shall have the right to increase, but not decrease, the annual salary from year to year, and, in its discretion, to pay bonuses to the Employee as it deems appropriate.


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         (b) In addition to such other stock option rights as have heretofore been granted to the Employee, the Employee shall be granted options to purchase from the Employer up to One Hundred Seventy Five Thousand (175,000) shares of the Employer's authorized but unissued common stock, $0.001 par value (the "Common Stock"), at an exercise price of $6.125 per share, which options are subject to the terms and conditions to be set forth more specifically in a Stock Option Agreement between the Employer and Employee.

         (c) The Employee shall be entitled to participate (to the extent that he is eligible) in all other employee benefits, if any, provided by the Employer for its employees, which may include participation in any qualified pension or profit sharing plan, eligibility for participation in any group life, health (including family dependent coverage), dental and eye care benefits. If a "change in control" occurs (as defined in Section 13), the Employee may choose, within one year following the event giving rise to the change in control, to receive instead of any regularly-provided employee benefit or other benefit provided for hereunder, the similar benefit provided by the Employer prior to such event, if any, for the balance of the Term hereunder. If there is no benefit then provided which is similar to a previously-provided employee benefit, or if the benefit elected by the Employee cannot be provided by the Employer, then the Employer (or its successor) shall pay the Employee, no less than monthly, as additional compensation, a cash amount equal to the value of the benefit to the Employee. This provision shall survive any termination of this Agreement.

     5. Vacation and Conventions. The Employee shall be entitled each year to four weeks of paid vacation, prorated for any partial year. In addition, the Employee will be entitled to leaves of absence, at full pay, for attendance at conventions, seminars or as otherwise reasonably determined by the Employee and reasonably approved in advance of such leaves of absence by the Employer. Employer acknowledges as of the date hereof, Employee has accrued four (4) weeks of paid vacation.

     6. Reimbursement for Expenses. The Employer shall reimburse the Employee for reasonable items of travel, entertainment or meals incurred while working outside of the Employee's principal office, and reasonable miscellaneous expenses incurred or paid by the Employee in the performance of his duties under this Agreement (including conventions and seminars provided the same have been approved by Employer in advance), upon presentation by the Employee of such expense statements, vouchers or other supporting information as the Employer may reasonably require.

     7. Office. The Employer shall provide the Employee with administrative assistance, office equipment and supplies and such other facilities and services as are necessary to the Employee's position and required for the performance of his duties.

     8.  Non-Competition.

         (a) Employee agrees that, to the fullest extent permitted by law, during the Term of this Agreement and for the period of one (1) year after the date of termination of employment with Employer (for whatever reasons), Employee will not conduct business with Employer's customers, or act in any manner to solicit business from such customers or seek to hire any employee of the Employer or induce any person to leave the employ of the Employer.

         (b) In the event of a breach or threatened breach of the provisions in this clause, Employer shall be entitled to an injunction restraining such breach, it being recognized than any injury arising from a breach would be irreparable and would have no adequate remedy at law; but nothing herein shall be construed as prohibiting Employer from pursuing any other remedy available for such breach or threatened breach. In the event that Employee breaches or threatens a breach of this Agreement, Employer shall be entitled to have its reasonable legal fees and costs paid by the Employee for any legal services relating to the breach or threatened breach.

         (c) The parties hereto believe that these restrictive covenants are reasonable and are in no way intended to restrict Employee, upon termination of his employment with Employer, from continuing to earn a living, as an employee, in his prior trade, business specialty or other area of prior experience. However, if at any time it shall be determined by any court of competent jurisdiction that this covenant or any portion of it, as written, is unenforceable because the restrictions are unreasonable, the parties hereto agree that such portions as shall have been determined to be unreasonably restrictive shall thereupon be deemed so amended as to make such restrictions reasonable in the determination of such court, and the said covenants, as so modified, shall be enforceable and enforced between the Parties to the same extent as if such amendments had been made prior to the date of any alleged breach of said covenants. For purposes of this paragraph 8, the term Employer shall include all present affiliates, subsidiaries or parent companies of Employer.

     9.  Withholding. The Employer shall withhold or deduct from the Employee's
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compensation any amounts required by law to be so withheld or deducted.

    10.  Termination.  This Agreement shall be terminated (except for those
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obligations of the Employer which by their terms survive termination) by the occurrence of any of the following:

         (a)  The Employee's death.

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         (b) The action by the Board of Directors following the Employee's
"disability". For this purpose, "disability" means a physical or mental illness or other incapacity which prevents the Employee from performing substantially all of his duties for a period of twelve (12) months. For purposes of this Agreement, disability shall be deemed a continuation of any prior disability if the disability is related to the prior disability and commences within four (4) months of the termination of the prior disability. Disability, and any relation to any prior disability, shall be determined by a physician mutually acceptable to the parties to this Agreement or appointed by a court having personal jurisdiction over the Employee.

         (c) Action of the Board of Directors of the Employer for Cause. "Cause" is defined as the occurrence of any of the following events: (i) Employee's willful and material breach of this Agreement, repeated after written notice of such breach has been given to Employee; (ii) Employee's refusal or intentional failure to carry out the reasonable directives of the Board of Directors; (iii) Employee's habitual gross neglect of a substantial portion of his duties hereunder, which has not been cured by the Employee within 30 days after prior written notice thereof is given by the Employer to the Employee; and (iv) the Employee's conviction of a felony. In no event shall "cause" be deemed to mean the Board of Director's mere

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disagreement, after the fact, with any lawful action undertaken by the Employee in the good faith exercise of his business judgment.

         (d) Upon the written notice of the Employee to Employer with "good reason", effective upon Employer's receipt of said notice. "Good reason" is defined as a material breach of this Agreement by the Employer and includes, but is not limited to, any decrease in the salary or benefits provided to the Employee or relegating the Employee to duties which are unrelated to or at a lower level of responsibility than those currently performed by Employee. Provided, however, that for the purposes of this Section 11(e) the term Employer shall include (A) the surviving entity in the event of any merger between the Employer and another entity; or (B) any company holding at least a majority of the outstanding common stock of the Employer, in the event that a controlling interest in the shares of the Employer were acquired by any other entity.

         (e) Upon Employee's written notice of termination given to Employer (given for any reason, or no reason), termination to be effective upon the date set forth in said notice, such date to be not less than 90 days following the date of said notice.

     11. Confidential and Proprietary Information.
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         (a) Employee covenants and agrees that he shall not publish, disclose to any third party or in any way use for his own benefit or the benefit of third parties any confidential information, including without limitation, the Employer's business plan, any balance sheet or income statement information (including but not limited to the value, amount or condition of capital assets and/or inventory, sales figures, profitability, etc.), or any other financial data, banking information, credit information, trade strategies, trade secrets, marketing techniques, methodologies , computer software or computer code, financial statements or related data, customer lists or information pertaining to customers or distribution methods, existing and intended markets, property acquisition opportunities and listings, litigation strategies or status (except to the extent a matter of public record), employee information, the Employer's ownership, and any other confidential information concerning the Employer's business, structure or affairs, without the prior written approval of the President or Chief Financial Officer of the Employer. All such confidential information shall be the sole and exclusive property of the Employer.

         (b) The nondisclosure obligations of this Agreement shall not be imposed with known in the industry at large or to the general public by means of publication or otherwise, but shall be imposed regarding information which may have been communicated to the Employee, directly or indirectly, by officers, Directors or other employees of the Employer, whether rightfully or wrongfully; provided, however, that the combination of any such information which is exempt from the nondisclosure obligations of this agreement with other information which is subject to the nondisclosure obligations of this agreement shall make such combination in its entirety subject to such nondisclosure obligations unless such specific combination itself falls within one of the above-stated exceptions. The nondisclosure obligations of this agreement also shall not apply to the legal counsel, accountants and other agents of the Employee, to the extent necessary to assist the Employee in evaluating his rights and duties under this Agreement; provided that any such party shall be informed of and deemed bound by the terms hereof, and the Employee shall indemnify the

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Employer and hold it harmless for any violation hereof by any such attorney, accountant or other agent.

         (c) Upon termination of his employment with the Employer for any reason, the Employee shall forthwith deliver to the Employer and return, and shall not retain, any originals and copies of any books, papers, customer or client contracts, customer lists, files, computer software, computer code and data bases, books of account, notes and other documents and data or other writings, tapes or records of the Employer, regardless of form, format or media, maintained by or in the possession of the Employee, all of which are hereby agreed to be the property of the Employer.

         (d) Any and all inventions, processes, procedures, systems, discoveries, designs, configurations, technology, works of authorship (including but not limited to computer programs or computer code), trade secrets and improvements (whether or not patentable and whether or not they are made, conceived or reduced to practice during working hours or using the Employer's data or facilities) (collectively the "Inventions") which the Employee makes, conceives, reduces to practice, or otherwise acquires during the Term of this Agreement (either solely or jointly with others), and which are related to the Employer's present or planned business, services or products, shall be the sole property of the Employer and shall at all times and for all purposes be regarded as acquired and held by the Employee in a fiduciary capacity for the sole benefit of the Employer. All Inventions that consist of works of authorship capable of protection under copyright laws shall be prepared by the Employee as works made for hire, with the understanding that the Employer shall own all of the exclusive rights to such works or authorship under the United States copyright law and all international copyright conventions and foreign laws. The Employee hereby assigns to the Employer, without further compensation, all such Inventions and any and all patents, copyrights, trademarks, trade names or applications therefor, in the United States and elsewhere, relating thereto.

     12. Change in Control Defined.  A "change in control" occurs upon the
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occurrence of one of the following events, but only if the Employee elects, within one year thereafter, to have such event treated as a change in control:

         (a) An event that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "exchange Act"), or any successor thereof, assuming the Employer was a reporting company or was otherwise required to file reports under the Exchange Act.

         (b) Any "person" (as such terms is defined in Sections 13(d) and 14(d)(2) of the Exchange Act) who is not currently an owner of securities of the Employer, is or becomes the beneficial owner, directly or indirectly, of securities of the Employer representing 20% or more of the combined voting power of the Employer's then outstanding securities pursuant to a tender offer or otherwise.

         (c) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Employer cease for any reason to constitute at least a majority thereof unless the election of each director, who was not a

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director at the beginning of the period, was approved by a vote of at least two-
thirds of the directors then still in office who were directors at the beginning of the period.

     13. Notice. Any notices required to be given pursuant to the provisions of
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this Agreement shall be in writing and delivered by hand delivery, express delivery service or by certified mail return receipt requested to the parties at the following addresses:

      Employer:  Activeworlds.com, Inc.
                 4 Middle Street
                 Newburyport, MA  01950

      Employee:  Roland Vilett
                 1373 Francisco Street
                 Berkeley, CA   94702

     14. Successors; Binding Effect.
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         (a) The Employer shall require any successor (whether direct or indirect by purchase of assets, purchase or exchange of stock, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer, by agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place. Failure of the Employer to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used in this Agreement, "Employer" shall mean Activeworlds.com, Inc. and any successor to the business and/or assets of Activeworlds.com, Inc. which executes and delivers the agreement provided for in this Section 14(a) or which otherwise becomes bound by all of the terms and provisions of this Agreement by operation of law.

         (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the administrators, successors, heirs, distributees, devisees and legatees of the Employee. If the Employee should die prior to the payment to him of any amounts due him hereunder, all such payments shall be made in accordance with this Section 14(b).

     15. Arbitration. At the election of the Employee, any dispute respecting
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this Agreement, whether commenced by the Employer or Employee may be resolved by arbitration before a three person panel of independent arbitrators pursuant to the Commercial Rules of the American Arbitration Association ("AAA"). Any arbitration compelled pursuant to this section shall be held at the AAA office in Oakland, California. Employee shall be entitled to a stay of any legal proceeding instituted by the Employer, with the exception of the injunctive relief referred to in Section 16, in the event that an election to arbitrate pursuant to this Section is made.

     16. Injunctive Relief.  Employee acknowledges that in certain situations
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Employer would not have any adequate remedy at law in the event Employee breaches this Agreement and that Employer will suffer irreparable damage and injury in such event. Employee agrees that Employer, in addition to any other available rights and remedies available hereunder (including

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without limitation, incidental and consequential damages), and notwithstanding the provisions of Section 17 hereof, shall be entitled to equitable relief, including an injunction restricting Employee from committing or continuing any violation of this Agreement. Any action to seek an injunction pursuant to this
Section 18 may be brought in a court of competent jurisdiction in Boston, Massachusetts and the parties hereto consent to the venue and jurisdiction of such court.

     17. Authority. Each party represents that its undersigned representative or
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corporate officer has all requisite power and authority to enter into this agreement and to execute any and all instruments and documents on its behalf necessary to and in performance of their respective obligations hereunder.

     18. Counterparts. This Agreement may be executed in one or more
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counterparts, each of which shall be deemed original, but all of which together shall constitute one and the same instrument.

     19. Severability.  If any provisions of this Agreement shall be held to be
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invalid or unenforceable to any extent or in any application, then the remainder of this Agreement and such term and condition, except to such extent or in such application, shall not be affected thereby, and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

     20. Headings.  The Section and paragraph headings contained herein are for
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convenience and reference only, and shall be given no effect in the interpretation of any term or condition of this Agreement.

     21. Miscellaneous. This Agreement is entered into and shall be construed
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under the laws of the State of California applicable to contracts made and to be entirely performed within that State. In the event that, notwithstanding Section 15 hereof, any litigation relating to this Agreement is held to be permissible, the venue thereof shall be in the appropriate court with jurisdiction over the matter in dispute for the county in which the Employee resides at the time of the filing of the lawsuit in question. This Agreement shall be amended, modified or terminated only by an instrument in writing, signed by the party or parties to be charged. This Agreement shall inure to the benefits of the parties and their successors in interest. This Agreement is the entire agreement of the parties relating to the employment of the Employee by the Employer and supersedes all previous written or oral agreements.

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     IN WITNESS WHEREOF the parties have executed this Agreement under seal the day and year first above written.

EMPLOYEE:                ACTIVEWORLDS.COM, INC.


______________           ____________________________________
Roland Vilett            Richard F. Noll, President

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